November 2023

Preliminary Terms No. 227

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 30, 2023

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities

Knock-Out Notes With Daily Trigger Monitoring due December 4, 2025

Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Fully and Unconditionally Guaranteed by Morgan Stanley

Market-Linked Notes, which we refer to as the notes, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes will pay no interest and will have the terms described in the accompanying prospectus supplement and prospectus, as supplemented and modified by this document. The payment at maturity on the notes will be based on the value of the worst performing of the SPDR® Gold Trust and the iShares® Silver Trust, which we refer to together as the underlying commodity shares, and will be determined as follows: if the closing price of either of the underlying commodity shares is equal to or less than the respective knock-out level, which is 140% of the respective initial share price, on each trading day during the term of the notes, we will pay per note at maturity: (i) if the final share price of each of the underlying commodity shares is greater than its respective initial share price, the stated principal amount of $1,000 plus a return reflecting 100% of the upside performance of the worst performing underlying commodity shares, which will effectively be limited to a return of 40%, or (ii) if the final share price of either of the underlying commodity shares is equal to or less than its respective initial share price, $1,000 per note. However, if the closing price of each of the underlying commodity shares is greater than the respective knock-out level on any trading day during the term of the notes, a trigger event will have occurred and, at maturity, we will pay per note only the stated principal amount of $1,000. In addition, if a trigger event occurs on any trading day during the term of the notes, we will pay a one-time contingent upside payment of at least $200 per note (to be determined on the pricing date) on the contingent payment date. The notes are for investors who are concerned about principal risk but seek a commodity-based return, determined as set forth herein, and who are willing to forgo current income and uncapped participation in the appreciation of the underlying commodity shares in exchange for the repayment of principal at maturity plus the possibility of receiving a return based on a limited range of performance of the worst performing underlying commodity shares but only if the closing price of either of the underlying commodity shares is equal to or less than the respective knock-out level on each trading day during the term of the notes. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Summary Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per note
Stated principal amount:	$1,000 per note
Aggregate principal amount:	$
Pricing date:	November 30, 2023
Original issue date:	December 5, 2023 (3 business days after the pricing date)
Maturity date:	December 4, 2025
Interest:	None
Underlying commodity shares:	Shares of the SPDR® Gold Trust (the “GLD Shares”) and iShares® Silver Trust (the “SLV Shares”)
Trigger event:

A trigger event occurs if, on any trading day from but excluding the pricing date to and including the valuation date, the closing price of each of the underlying commodity shares is greater than the respective knock-out level. If a trigger event occurs on any trading day during the term of the notes, you will receive a one-time contingent upside payment on the contingent payment date. In addition, if a trigger event occurs on any trading day during the term of the notes, you will receive at maturity only the stated principal amount of $1,000 per note.

Payment at maturity:

The payment at maturity will depend on whether or not a trigger event has occurred and will be determined as follows:

●If a trigger event HAS NOT occurred on any trading day during the term of the notes up to and including the valuation date:

●If the final share price of each of the underlying commodity shares is greater than its respective initial share price:

$1,000 + ($1,000 × share percent change of the worst performing underlying commodity shares)

In this scenario, you will receive a 1% positive return on the notes for each 1% positive return on the worst performing underlying commodity shares. In no event will this amount exceed the stated principal amount plus $400 per note.

●If the final share price of either of the underlying commodity shares is equal to or less than its respective initial share price:

$1,000

●If a trigger event HAS occurred on any trading day during the term of the notes up to and including the valuation date:

$1,000

Contingent upside payment:	At least $200 per note (20% of the stated principal amount). The actual contingent upside payment will be determined on the pricing date.
Contingent payment date:

The third business day after the date on which a trigger event has occurred, provided that if any such day is not a business day, the contingent upside payment will be made on the next succeeding business day and no adjustment will be made to the contingent upside payment made on that succeeding business day

Worst performing underlying commodity shares:	The underlying commodity shares with the lesser share percent change
Initial share price:

With respect to the GLD Shares, $ , which is the closing price of such underlying commodity shares on the pricing date

With respect to the SLV Shares, $ , which is the closing price of such underlying commodity shares on the pricing date

Final share price:

With respect to each of the underlying commodity shares, the closing price of such underlying commodity shares on the valuation date times the adjustment factor of such underlying commodity shares on such date

Adjustment factor:	With respect to each of the underlying commodity shares, 1.0, subject to adjustment in the event of certain events affecting such underlying commodity shares
Knock-out level:	With respect to the GLD Shares, $ , which is 140% of its initial share price With respect to the SLV Shares, $ , which is 140% of its initial share price
Share percent change:	With respect to each of the underlying commodity shares, (final share price – initial share price) / initial share price
Valuation date:	December 1, 2025, subject to postponement for non-trading days and certain market disruption events
CUSIP:	61775MP83
ISIN:	US61775MP832
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $966.50 per note, or within $25.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per note	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each note they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)See “Use of proceeds and hedging” on page 22.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023  Prospectus dated November 16, 2023

Morgan Stanley Finance LLC

Knock-Out Notes With Daily Trigger Monitoring due December 4, 2025

Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Investment Summary

Knock-Out Notes With Daily Trigger Monitoring

The Knock-Out Notes With Daily Trigger Monitoring due December 4, 2025 Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust (the “notes”) offer a positive return based on the performance of the worst performing underlying commodity shares but only if the closing price of either of the underlying commodity shares is equal to or less than the respective knock-out level on each trading day during the term of the notes. The notes provide investors:

￭an opportunity to gain 1-to-1 upside exposure for a limited range of performance of the worst performing of two commodity-based underlyings

￭the repayment of principal at maturity, subject to our creditworthiness

If the closing price of either of the underlying commodity shares is equal to or less than the respective knock-out level on each trading day during the term of the notes, we will pay per note at maturity: (i) if the final share price of each of the underlying commodity shares is greater than its respective initial share price, the stated principal amount plus a return reflecting 100% of the upside performance of the worst performing underlying commodity shares, which will effectively be limited to a return of 40%, or (ii) if the final share price of either of the underlying commodity shares is equal to or less than its respective initial share price, $1,000 per note. However, if the closing price of each of the underlying commodity shares is greater than the respective knock-out level on any trading day during the term of the notes, a trigger event will have occurred and, at maturity, we will pay per note only the stated principal amount of $1,000. In addition, if a trigger event occurs on any trading day during the term of the notes, we will pay a one-time contingent upside payment of at least $200 per note (to be determined on the pricing date) on the contingent payment date. All payments on the notes, including the contingent upside payment, if any, and the repayment of principal at maturity, are subject to our credit risk.

Maturity:	Approximately 2 years
Contingent upside payment:	At least $200 per note (20% of the stated principal amount). The actual contingent upside payment will be determined on the pricing date.
Knock-out level:

With respect to the GLD Shares, 140% of its initial share price, monitored daily throughout the term of the notes

With respect to the SLV Shares, 140% of its initial share price, monitored daily throughout the term of the notes

Interest:	None

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000. We estimate that the value of each note on the pricing date will be approximately $966.50, or within $25.00 of that estimate. Our estimate of the value of the notes as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying commodity shares. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying commodity shares, instruments based on the underlying commodity shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the contingent upside payment and the knock-out levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

November 2023 Page 2

Morgan Stanley Finance LLC

Knock-Out Notes With Daily Trigger Monitoring due December 4, 2025

Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

November 2023 Page 3

Morgan Stanley Finance LLC

Knock-Out Notes With Daily Trigger Monitoring due December 4, 2025

Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Key Investment Rationale

Knock-Out Notes With Daily Trigger Monitoring offer investors potential upside exposure to the performance of the worst performing underlying commodity shares but only if a trigger event does not occur. They are for investors who are concerned about principal risk but seek a commodity-based return, determined as set forth herein, and who are willing to forgo current income and uncapped participation in the appreciation of the underlying commodity shares in exchange for the repayment of principal at maturity plus the possibility of receiving a return based on a limited range of performance of the worst performing underlying commodity shares but only if the closing price of either of the underlying commodity shares is equal to or less than the respective knock-out level on each trading day during the term of the notes. If the closing price of either of the underlying commodity shares is equal to or less than the respective knock-out level on each trading day during the term of the notes, we will pay per note at maturity: (i) if the final share price of each of the underlying commodity shares is greater than its respective initial share price, the stated principal amount plus a return reflecting 100% of the upside performance of the worst performing underlying commodity shares, which will effectively be limited to a return of 40%, or (ii) if the final share price of either of the underlying commodity shares is equal to or less than its respective initial share price, $1,000 per note. However, if the closing price of each of the underlying commodity shares is greater than the respective knock-out level on any trading day during the term of the notes, a trigger event will have occurred and, at maturity, we will pay per note only the stated principal amount of $1,000. In addition, if a trigger event occurs on any trading day during the term of the notes, we will pay a one-time contingent upside payment of at least $200 per note (to be determined on the pricing date) on the contingent payment date.

Trigger Event

A trigger event occurs if, on any trading day from but excluding the pricing date to and including the valuation date, the closing price of each of the underlying commodity shares is greater than the respective knock-out level. If a trigger event occurs on any trading day during the term of the notes, you will receive a one-time contingent upside payment on the contingent payment date. In addition, if a trigger event occurs on any trading day during the term of the notes, you will receive at maturity only the stated principal amount of $1,000 per note.

Scenario 1 – A Trigger Event Does Not Occur and Each of the Underlying Commodity Shares Appreciates

If a trigger event has not occurred (meaning that the closing price of either of the underlying commodity shares is equal to or less than the respective knock-out level on each trading day during the term of the notes) and the final share price of each of the underlying commodity shares is greater than its respective initial share price, you will receive for each note that you hold $1,000 plus a return reflecting 100% of the share percent change of the worst performing underlying commodity shares. The maximum return at maturity you may receive in this scenario is a positive return of 40%.

Scenario 2 – A Trigger Event Does Not Occur and Either of the Underlying Commodity Shares Depreciates or Does Not Appreciate

If a trigger event has not occurred (meaning that the closing price of either of the underlying commodity shares is equal to or less than the respective knock-out level on each trading day during the term of the notes) and the final share price of either of the underlying commodity shares is equal to or less than its respective initial share price, you will receive for each note that you hold the stated principal amount of $1,000.

Scenario 3 – A Trigger Event Occurs

If a trigger event has occurred (meaning that the closing price of each of the underlying commodity shares is greater than the respective knock-out level on any trading day during the term of the notes), you will receive a one-time contingent upside payment of at least $200 per note on the contingent payment date. The actual contingent upside payment will be determined on the pricing date. At maturity, you will receive only the stated principal amount of $1,000 per note.

November 2023 Page 4

Morgan Stanley Finance LLC

Knock-Out Notes With Daily Trigger Monitoring due December 4, 2025

Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Hypothetical Payout on the Notes

The following hypothetical examples illustrate how to determine whether the contingent upside payment is paid with respect to the contingent payment date and how to calculate the payment at maturity on the notes. The following examples are for illustrative purposes only. If the closing price of each of the underlying commodity shares is greater than the respective knock-out level on any trading day during the term of the notes, a trigger event will have occurred and you will receive a one-time contingent upside payment of at least $200 per note (to be determined on the pricing date) on the contingent payment date. All payments on the notes are subject to our credit risk. The below examples are based on the following terms. The actual initial share price and knock-out level for each of the underlying commodity shares will be determined on the pricing date.

Stated Principal Amount:	$1,000 per note
Hypothetical Initial Share Price:	With respect to the GLD Shares: $200.00 With respect to the SLV Shares: $20.00
Hypothetical Knock-Out Level:	With respect to the GLD Shares: $280.00 (140% of its hypothetical initial share price) With respect to the SLV Shares: $28.00 (140% of its hypothetical initial share price)
Hypothetical Contingent Upside Payment:	$200 (20% of the stated principal amount)
Interest:	None

EXAMPLE 1: A Trigger Event HAS occurred.

In this example, the closing price of each of the underlying commodity shares is greater than the respective knock-out level on any trading day during the term of the notes. Therefore, a trigger event has occurred and investors receive a one-time contingent upside payment of $200 per note on the contingent payment date. In addition, investors receive at maturity only the stated principal amount of $1,000 per note, regardless of the performance of either of the underlying commodity shares. The investor would receive a payment at maturity of $1,000 per note, or a return of 0%, and would not participate in any performance of the underlying commodity shares because a trigger event has occurred.

EXAMPLE 2: A Trigger Event HAS NOT occurred and the worst performing of the underlying commodity shares increases by 10% from its respective initial share price to its respective final share price.

Final share price		GLD Shares: $220.00 SLV Shares: $30.00
Share percent change	=	GLD Shares: ($220.00 – $200.00) / $200 = 10% SLV Shares: ($30.00 – $20.00) / $20.00 = 50%
Payment at maturity	=	$1,000 + ($1,000 × share percent change of the worst performing underlying commodity shares)
	=	$1,000 + ($1,000 × 10%)
	=	$1,000 + $100
	=	$1,100

In this example, the closing price(s) of one or both of the underlying commodity shares are equal to or less than the respective knock-out level(s) on each trading day during the term of the notes. Therefore, a trigger event has not occurred. The final share price of the GLD Shares has increased from its initial share price by 10% and the final share price of the SLV Shares has increased from its initial share price by 50%. Because the final share price of each of the underlying commodity shares is greater than its respective initial share price, investors receive a return at maturity equal to the share percent change of the worst performing underlying commodity shares. The payment at maturity is $1,100 per note, resulting in a return of 10%.

November 2023 Page 5

Morgan Stanley Finance LLC

Knock-Out Notes With Daily Trigger Monitoring due December 4, 2025

Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

EXAMPLE 3: A Trigger Event HAS NOT occurred and one of the underlying commodity shares decreases from its respective initial share price to its respective final share price.

Final share price		GLD Shares: $184.00 SLV Shares: $22.00
Share percent change	=	GLD Shares: ($184.00 – $200.00) / $200.00 = -8% SLV Shares: ($22.00 – $20.00) / $20.00 = 10%
Payment at maturity	=	$1,000

In this example, the closing price(s) of one or both of the underlying commodity shares are equal to or less than the respective knock-out level(s) on each trading day during the term of the notes. Therefore, a trigger event has not occurred. The final share price of the GLD Shares has decreased from its initial share price by 8% and the final share price of the SLV Shares has increased from its initial share price by 10%. Because the final share price of one or both of the underlying commodity shares is less than the respective initial share price(s), investors receive a payment at maturity of $1,000 per note.

EXAMPLE 4: A Trigger Event HAS NOT occurred and each of the underlying commodity shares decreases from its respective initial share price to its respective final share price.

Final share price		GLD Shares: $184.00 SLV Shares: $17.00
Share percent change	=	GLD Shares: ($184.00 – $200.00) / $200.00 = -8% SLV Shares: ($17.00 – $20.00) / $20.00 = -15%
Payment at maturity	=	$1,000

In this example, the closing price(s) of one or both of the underlying commodity shares are equal to or less than the respective knock-out level(s) on each trading day during the term of the notes. Therefore, a trigger event has not occurred. The final share price of the GLD Shares has decreased from its initial share price by 8% and the final share price of the SLV Shares has decreased from its initial share price by 15%. Because the final share price of one or both of the underlying commodity shares is less than the respective initial share price(s), investors receive a payment at maturity of $1,000 per note.

If a trigger event does not occur on any trading day during the term of the notes, the return on the notes will equal the share percent change of the worst performing underlying commodity shares or 0%, as applicable. If a trigger event occurs on any trading day during the term of the notes, the return on the notes will equal only the one-time contingent upside payment, paid on the contingent payment date, without any participation in the performance of the underlying commodity shares. In this scenario, the payment at maturity will equal only the stated principal amount of $1,000 per note.

November 2023 Page 6

Morgan Stanley Finance LLC

Knock-Out Notes With Daily Trigger Monitoring due December 4, 2025

Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The notes do not pay interest and may not pay more than the stated principal amount at maturity. If a trigger event does not occur and the final share price of either of the underlying commodity shares is equal to or less than the initial share price, you will receive a payment at maturity of only the stated principal amount of $1,000 for each note you hold, without any positive return on your investment. If a trigger event occurs, the return on the notes will equal only the contingent upside payment, paid on the contingent payment date, without any participation in the performance of the underlying commodity shares. If payable, the contingent upside payment will be a one-time payment, and you will receive no further contingent upside payments after the contingent payment date. As the notes do not pay any interest, the overall return on the notes (the effective yield to maturity) may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity. The notes are for investors who are concerned about principal risk but seek a commodity-based return, determined as set forth herein, and who are willing to forgo current income in exchange for the repayment of principal at maturity plus the possibility of receiving a return based on a limited range of performance of the worst performing underlying commodity shares, but only if a trigger event does not occur and the final share price of each of the underlying commodity shares is greater than its respective initial share price.

￭You may not participate in any performance of the underlying commodity shares, and your maximum gain on the notes is limited by the knock-out level. If the closing price of each of the underlying commodity shares is greater than the respective knock-out level on any trading day during the term of the notes, you will receive a one-time contingent upside payment on the contingent payment date. In this scenario, the payment at maturity will equal only the stated principal amount, without any participation in the performance of the underlying commodity shares. If the closing price of either of the underlying commodity shares is equal to or less than the respective knock-out level on each trading day during the term of the notes, we will pay per note at maturity: (i) if the final share price of each of the underlying commodity shares is greater than its respective initial share price, the stated principal amount plus a return reflecting 100% of the upside performance of the worst performing underlying commodity shares, which will effectively be limited to a return of 40%, or (ii) if the final share price of either of the underlying commodity shares is equal to or less than its respective initial share price, $1,000 per note. Accordingly, the maximum gain on the notes is limited by the knock-out level, and the maximum payment at maturity is $1,400 per $1,000 principal amount of notes, which would be payable only if a trigger event has not occurred and the final share price of the worst performing underlying commodity shares represents an appreciation of exactly 40% from the respective initial share price. If each of the underlying commodity shares appreciates beyond the respective knock-out level, measured as of the close of trading on each trading day during the term of the notes, you will receive a payment at maturity of only the stated principal amount, without any participation in the performance of the underlying commodity shares.

￭The market price of the notes will be influenced by many unpredictable factors. Several factors will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including whether or not a trigger event has occurred, the trading price and volatility (frequency and magnitude of changes in value) of the underlying commodity shares and the commodities constituting the underlying commodity shares, interest and yield rates in the market, the availability of comparable instruments, the occurrence of certain events affecting the underlying commodity shares that may or may not require an adjustment to the adjustment factor, time remaining until the notes mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying commodity shares or markets generally and which may affect the final share price of either of the underlying commodity shares and any actual or anticipated changes in our credit ratings or credit spreads. The values of the underlying commodity shares may be, and have recently been, volatile, and we can give you no assurance that such volatility will lessen. See “SPDR® Gold Trust Overview” and “iShares® Silver Trust Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per note if you try to sell your notes prior to maturity.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes on the contingent payment date and at maturity and therefore you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

November 2023 Page 7

Morgan Stanley Finance LLC

Knock-Out Notes With Daily Trigger Monitoring due December 4, 2025

Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The final share price of each of the underlying commodity shares is not based on the price of such underlying commodity shares at any time other than the valuation date. The final share price of each of the underlying commodity shares will be based on the closing price of such underlying commodity shares on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Assuming a trigger event does not occur, even if the value of the worst performing underlying commodity shares moves in a favorable manner prior to the valuation date but then moves in an unfavorable manner by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of such underlying commodity shares prior to such appreciation. Although the actual values of the underlying commodity shares on the stated maturity date or at other times during the term of the notes may be different than their respective final share prices, as determined on the valuation date, the final share price of each of the underlying commodity shares will be based solely on the closing price of such underlying commodity shares on the valuation date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes will be influenced by many unpredictable factors” above.

￭Investing in the notes is not equivalent to investing in the underlying commodity shares or in the commodities composing the underlying commodity shares. Investing in the notes is not equivalent to investing in the underlying commodity shares or in the commodities that constitute the underlying commodity shares. As an investor in the notes, you will not have voting rights or rights to receive distributions or any other rights with respect to the underlying commodity shares or the commodities that constitute the underlying commodity shares. See “Hypothetical Payout on the Notes” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your notes for the entire 2-year term of the notes. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the

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notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the initial share prices, whether a trigger event occurs, the final share prices and the share percent changes, if applicable, and will calculate the amount of cash you will receive at maturity, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the closing price of either of the underlying commodity shares in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you upon the occurrence of a trigger event, if any, or at maturity. For further information regarding these types of determinations, see “Additional Terms of the Notes” below. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and to other instruments linked to the underlying commodity shares and the underlying commodities), including trading in the underlying commodity shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying commodity shares and other financial instruments related to the underlying commodity shares and the underlying commodities on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either of the underlying commodity shares, and, therefore, could affect the value that will be used to determine the payment at maturity (depending also on the performance of the other underlying commodity shares). Additionally, such hedging or trading activities during the term of the notes, including on the valuation date, could affect the closing price of either of the underlying commodity shares, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying commodity shares).

Risks Relating to the Underlying Commodity Shares

￭You are exposed to the price risk of each of the underlying commodity shares. Your return on the notes is not linked to a basket consisting of both underlying commodity shares. Rather, it will be based upon the independent performance of each of the underlying commodity shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying commodity shares. Poor performance by either of the underlying commodity shares over the term of the notes will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying commodity shares. If either of the underlying commodity shares depreciates or does not appreciate over the term of the notes, you will receive only the $1,000 stated principal amount at maturity, without any positive return on your investment. Accordingly, your investment is subject to the price risk of both underlying commodity shares.

￭Because the notes are linked to the performance of the worst performing underlying commodity shares, you are exposed to a greater risk of receiving no positive return on the notes than if the notes were linked to just one of the underlying commodity shares. The risk that you will not receive any positive return on the notes is greater if you invest in the notes as opposed to similar notes that are linked to the performance of just one of the underlying commodity shares. With two underlying commodity shares, it is more likely that either of the underlying commodity shares will decline to below the respective initial share price as of the valuation date than if the notes were linked to only one of the underlying commodity shares. Therefore, it is more likely that you will not receive any positive return on the notes.

￭Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The SPDR® Gold Trust and the iShares® Silver Trust are linked exclusively to the prices of gold and silver, respectively, and not to a diverse basket of commodities or a broad-based commodity index. The prices of gold and silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the notes are linked to underlying commodity shares each of which reflects the performance of the price of a single commodity, they carry greater risk and may be more volatile than a

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security linked to the prices of multiple commodities or a broad-based commodity index. The prices of gold and silver may be, and have recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

￭The notes are subject to risks associated with gold. The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The price of gold to which the return on the notes is linked is the afternoon London gold price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time. Specific factors affecting the price of gold include economic factors, such as, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (as the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events, as well as wars and political and civil upheavals. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, as opposed to newly produced gold, in particular as the result of financial crises, levels of gold production and production costs in major gold-producing nations such as South Africa, the United States and Australia, non-concurrent trading hours of gold markets and short-term changes in supply and demand because of trading activities in the gold markets. It is not possible to predict the aggregate effect of any or all of these factors. The price of gold may be, and has recently been, extremely volatile, and we can give you no assurance that such volatility will lessen.

￭The notes are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

￭There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses, and the iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The prices of gold and silver are determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA gold and silver prices as global benchmarks for the values of gold and silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of LBMA gold and silver prices, which could adversely affect the value of the notes. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA gold and silver prices.

￭The performance and market price of either of the underlying commodity shares, particularly during periods of market volatility, may not correlate with the performance of its underlying commodity or the net asset value per share of such underlying commodity shares. The underlying commodity shares do not fully replicate the performance of their underlying commodities due to the fees and expenses charged by the underlying commodity shares or by restrictions on access to the relevant underlying commodity due to other circumstances. Each of the underlying commodity shares does not generate any income, and as each of the underlying commodity shares regularly sells its underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. Each of the underlying commodity shares sells its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the respective underlying

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commodity shares of its underlying commodity to pay expenses at a time of relatively low prices for its underlying commodity could adversely affect the value of the notes. Additionally, there is a risk that part or all of the holdings of either of the respective underlying commodity shares in its underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise. Finally, because each of the underlying commodity shares are traded on an exchange and are subject to market supply and investor demand, the market price of each of the underlying commodity shares may differ from the net asset value per share of such underlying commodity shares.

In particular, during periods of market volatility, or unusual trading activity, the underlying commodities underlying each of the underlying commodity shares may be disrupted or limited, or such underlying commodities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying commodity shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying commodity shares, and their ability to create and redeem shares of each of the underlying commodity shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying commodity shares may vary substantially from the net asset value per share of each underlying share or the performance of its underlying commodity.

For all of the foregoing reasons, the performance of each of the underlying commodity shares may not correlate with the performance of its underlying commodity or the net asset value per share of such underlying commodity shares. Any of these events could materially and adversely affect the prices of each of the underlying commodity shares and, therefore, the value of the notes. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the notes. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying commodity shares on the valuation date, even if any of the underlying commodity shares is underperforming its underlying commodity and/or trading below the net asset value per share of such underlying commodity shares.

￭Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the notes. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodities that constitute the underlying commodity shares, and, therefore, the value of the notes.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying commodity shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying commodity shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying commodity shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the notes may be materially and adversely affected.

November 2023 Page 11

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Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

SPDR® Gold Trust Overview

The SPDR® Gold Trust (the “Gold Trust”) is an investment trust sponsored by World Gold Trust Services, LLC and marketed by State Street Global Advisors Funds Distributors, LLC, which seeks to provide investment results that reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The SPDR® Gold Trust holds gold bars. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by the Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32356 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® Gold Trust is accurate or complete.

We have derived all information regarding the SPDR® Gold Trust, including its make-up and method of calculation, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Gold Trust and World Gold Trust Services, LLC (“World Gold”), the sponsor of the Gold Trust. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Gold Trust, and HSBC Bank plc is the custodian of the Gold Trust. The Gold Trust is an investment trust. Shares of the Gold Trust trade under the ticker symbol “GLD” on the NYSE Arca, Inc.

The investment objective of the Gold Trust is to reflect the performance of the price of gold bullion, less the Gold Trust’s expenses. The Gold Trust holds gold bars. The Gold Trust issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares. The shares of the Gold Trust are intended to offer investors an opportunity to participate in the gold market through an investment in securities. The ownership of the shares of the Gold Trust is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.

The shares of the Gold Trust represent units of fractional undivided beneficial interest in and ownership of the Gold Trust, the primary asset of which is allocated (or secured) gold. The Gold Trust is not managed like a corporation or an active investment vehicle. The gold held by the Gold Trust will be sold only: (1) on an as-needed basis to pay the Gold Trust’s expenses, (2) in the event the Gold Trust terminates and liquidates its assets or (3) as otherwise required by law or regulation. Effective July 17, 2015, the Gold Trust’s only recurring fixed expense is World Gold’s fee, which accrues daily at an annual rate equal to 0.40% of the daily net asset value of the Gold Trust, in exchange for World Gold assuming the responsibility to pay all ordinary fees and expenses of the Gold Trust.

Information as of market close on November 28, 2023:

Bloomberg Ticker Symbol:	GLD UP
Current Share Price:	$189.26
52 Weeks Ago:	$161.93
52 Week High (on 5/4/2023):	$190.44
52 Week Low (on 11/28/2022):	$161.93

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GLD Shares for each quarter from January 1, 2018 through November 28, 2023. The closing price of the GLD Shares on November 28, 2023 was $189.26. The associated graph shows the closing prices of the GLD Shares for each day from January 1, 2018 through November 28, 2023. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The GLD Shares have at times experienced periods of high volatility. The historical performance of the GLD Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the GLD Shares at any time, including the valuation date.

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SPDR® Gold Trust (CUSIP 78463V107)	High ($)	Low ($)	Period End ($)
2018
First Quarter	128.83	123.65	125.79
Second Quarter	128.11	118.22	118.65
Third Quarter	119.15	111.10	112.76
Fourth Quarter	121.25	112.54	121.25
2019
First Quarter	126.70	121.02	122.01
Second Quarter	134.20	119.94	133.20
Third Quarter	146.66	130.62	138.87
Fourth Quarter	142.90	137.01	142.90
2020
First Quarter	157.81	138.04	148.05
Second Quarter	167.37	149.45	167.37
Third Quarter	193.89	166.62	177.12
Fourth Quarter	183.19	166.67	178.36
2021
First Quarter	182.87	157.49	159.96
Second Quarter	178.77	161.92	165.63
Third Quarter	171.17	161.32	164.22
Fourth Quarter	174.50	163.92	170.96
2022
First Quarter	191.51	166.99	180.65
Second Quarter	184.65	168.46	168.46
Third Quarter	168.32	151.23	154.67
Fourth Quarter	169.64	151.45	169.64
2023
First Quarter	185.74	168.35	183.22
Second Quarter	190.44	177.09	178.27
Third Quarter	183.67	171.45	171.45
Fourth Quarter (through November 28, 2023)	189.26	168.83	189.26

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Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

SPDR® Gold Trust Daily Closing Prices January 1, 2018 to November 28, 2023

This document relates only to the notes offered hereby and does not relate to the GLD Shares. We have derived all disclosures contained in this document regarding the Gold Trust from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Gold Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Gold Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GLD Shares (and therefore the price of the GLD Shares at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Gold Trust could affect the value received at maturity with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GLD Shares.

We and/or our affiliates may presently or from time to time engage in business with the Gold Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Gold Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GLD Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a prospective purchaser of the notes, you should undertake an independent investigation of the Gold Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GLD Shares.

November 2023 Page 14

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iShares® Silver Trust Overview

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC, which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32863 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the iShares® Silver Trust (the “Silver Trust”), has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over the life of the Silver Trust.

Information as of market close on November 28, 2023:

Bloomberg Ticker Symbol:	SLV UP
Current Share Price:	$22.92
52 Weeks Ago:	$19.26
52 Week High (on 5/4/2023):	$23.94
52 Week Low (on 3/8/2023):	$18.40

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SLV Shares for each quarter from January 1, 2018 through November 28, 2023. The closing price of the SLV Shares on November 28, 2023 was $22.92. The associated graph shows the closing prices of the SLV Shares for each day from January 1, 2018 through November 28, 2023. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SLV Shares have at times experienced periods of high volatility. The historical performance of the SLV Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the SLV Shares at any time, including the valuation date.

November 2023 Page 15

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Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

iShares® Silver Trust (CUSIP 46428Q109)	High ($)	Low ($)	Period End ($)
2018
First Quarter	16.56	15.28	15.41
Second Quarter	16.26	15.07	15.15
Third Quarter	15.17	13.23	13.73
Fourth Quarter	14.52	13.15	14.52
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter	18.34	14.05	15.92
Fourth Quarter	16.92	15.48	16.68
2020
First Quarter	17.40	11.21	13.05
Second Quarter	17.10	13.02	17.01
Third Quarter	27.00	16.71	21.64
Fourth Quarter	24.76	21.05	24.57
2021
First Quarter	26.76	22.26	22.70
Second Quarter	26.19	23.04	24.22
Third Quarter	24.55	19.95	20.52
Fourth Quarter	23.42	20.30	21.51
2022
First Quarter	24.45	20.51	22.88
Second Quarter	23.87	18.64	18.64
Third Quarter	19.17	16.38	17.50
Fourth Quarter	22.23	16.81	22.02
2023
First Quarter	22.33	18.40	22.12
Second Quarter	23.94	20.53	20.89
Third Quarter	23.10	20.34	20.34
Fourth Quarter (through November 28, 2023)	22.92	19.25	22.92

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Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

SLV Shares Daily Closing Prices January 1, 2018 to November 28, 2023

This document relates only to the notes offered hereby and does not relate to the SLV Shares.  We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above.  In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we price the notes) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws.  As a prospective purchaser of the notes, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

November 2023 Page 17

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Additional Terms of the Notes

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Underlying commodity:	With respect to the GLD Shares, gold With respect to the SLV Shares, silver
Denominations:	$1,000 per note and integral multiples thereof
Interest:	None
Call right:	The notes are not callable prior to the maturity date
Senior note or subordinated note:	Senior
Bull or bear notes:	Bull notes
Specified currency:	U.S. dollars
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to either of the underlying commodity shares or if a market disruption event occurs with respect to either of the underlying commodity shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the notes will be postponed to the second business day following the latest valuation date as postponed with respect to either of the underlying commodity shares.

Postponement of valuation date:

If a market disruption event occurs on the scheduled valuation date with respect to either of the underlying commodity shares, the share closing price for such underlying commodity shares for the valuation date will be the share closing price on the next trading day on which no market disruption event occurs; provided that the share closing price for such underlying commodity shares for the valuation date will not be determined on a date later than the fifth scheduled trading day following the valuation date and if such date is not a trading day or if there is a market disruption event with respect to such underlying commodity shares on such date, the calculation agent will determine the share closing price for such underlying commodity shares for the valuation date as the arithmetic mean of the bid prices for such underlying commodity shares for such date obtained from as many recognized dealers in such underlying commodity shares, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the share closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Share closing price:

With respect to each of the underlying commodity shares, the share closing price on any trading day means:

(i)          if the underlying commodity shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying commodity ETF shares (or any such other security) are listed,

(ii)          if the underlying commodity shares (or any such other security) are securities of Nasdaq, the official closing price published by Nasdaq on such day, or

(iii)         if the underlying commodity shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying commodity shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one underlying commodity share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the underlying commodity shares (or any such other security) or the last reported sale price or the official closing price published by Nasdaq, as applicable, for the underlying commodity shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying commodity shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the share closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information

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that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto. See “Discontinuance of either of the underlying commodity shares; alteration of method of calculation” below.

Closing price:	For any date, the closing price of one share of the relevant underlying commodity shares times the adjustment factor on such date.
Business day:

Any day other than a Saturday or Sunday which is neither a legal holiday nor a day on which banking institutions are required or authorized by law or regulation to close in New York, New York or the city and state of our principal place of business or a day on which transactions in U.S. dollars are not conducted.

Trading day:

Trading day means, in respect of each of the underlying commodity shares, a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the underlying commodity shares, such exchange or principal trading market for the underlying commodity shares that serves as the price-source for the underlying commodity shares) is open for trading during its regular trading session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.

Market disruption event:

With respect to each of the underlying commodity shares, market disruption event means:

(i)       the occurrence or existence of any of:

a.     a suspension, absence or material limitation of trading of the underlying commodity shares on the primary market for the underlying commodity shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying commodity shares as a result of which the reported trading prices for the underlying commodity shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying commodity shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b.    a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the underlying commodity shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, and

(ii)          a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

For the purpose of determining whether a market disruption event in respect of the underlying commodity shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the underlying commodity shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the underlying commodity shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the underlying commodity shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the underlying commodity shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of either of the underlying commodity shares; alteration of method of calculation:

If trading in either of the underlying commodity shares on every applicable national securities exchange is permanently discontinued or the underlying commodity shares are liquidated or otherwise terminated (a “discontinuance or liquidation event”), the notes will be deemed accelerated to the fifth business day following the date notice of such liquidation event is provided to holders of the underlying commodity shares under the terms of the relevant underlying commodity shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the notes on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

Antidilution adjustments:

The adjustment factor with respect to each of the underlying commodity shares shall be adjusted as follows:

If such underlying commodity shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying commodity shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying commodity shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the

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adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the valuation date, then the Acceleration Amount will equal the principal amount of the notes.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee:	The Bank of New York Mellon
Calculation agent:

MS & Co. and its successors

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent upside payment, if any, and the payment at maturity will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of the notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining the initial share prices, the final share prices, the

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share percent changes, the payment that you will receive upon the occurrence of a trigger event, if any, and at maturity, what adjustments should be made, if any, to the adjustment factor with respect to the underlying commodity shares or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of either of the underlying commodity shares; alteration of method of calculation” and “Alternate exchange calculation in case of an event of default” above. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Issuer notice to registered note holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date for determining the final share price.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent upside payment, if any, with respect to the notes on or prior to 10:30 a.m. (New York City time) on the business day preceding the contingent payment date, and (ii) deliver the aggregate cash amount due with respect to the contingent upside payment to the trustee for delivery to the depositary, as holder of the securities, on the contingent payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as holder of the notes, on the maturity date.

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Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:

Subject to the discussion below regarding the occurrence of a trigger event prior to the issue date, in the opinion of our counsel, Davis Polk & Wardwell LLP, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation— Tax Consequences to U.S. Holders—Notes—Contingent Payment Notes.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the payments on the notes. The comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield if the notes were priced on the date hereof. The comparable yield and the projected payment schedule (or information about how to obtain them) will be provided in the final pricing supplement. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.

You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The comparable yield and the projected payment schedule will not be provided for any purpose other than the determination of U.S. Holders’ accruals of interest income and adjustments thereto in respect of the notes for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payments that will be made on the notes.

Notwithstanding the foregoing, if a trigger event occurs prior to the issue date, the notes will not be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In this event, the notes should be treated as debt instruments issued with original issue discount (“OID”) in an amount equal to the fixed amount payable upon the trigger event. A U.S. Holder will be required to include OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of such U.S. Holder’s method of accounting. Gain or loss realized on the sale, exchange or maturity of a note generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year.

Special rules will apply if a trigger event occurs after the issue date and more than six months prior to the maturity date. Please read the discussion under “United States Federal Taxation—Tax Consequences to U.S. Holders—Contingent Payment Notes—Adjustments to Interest Accruals on the Notes” in the accompanying prospectus supplement for a discussion of the rules.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Because the notes reference exchange-traded funds that are not treated for U.S. federal income tax purposes as an Underlying Security, payment on the notes to Non-U.S. Holders should not be subject to Section 871(m).

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes.

Use of proceeds and hedging:

The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the notes by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying commodity shares, in futures and/or options contracts on the underlying commodity shares or the underlying commodities or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could affect the price of either of the underlying commodity shares on the pricing date, and, therefore, could affect the price that will be used to determine the payment at maturity (depending also on the performance of the other underlying

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commodity shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the notes, including on the valuation date, by purchasing and selling the underlying commodity shares, futures and/or options contracts on the underlying commodity shares or the underlying commodities or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either of the underlying commodity shares, and, therefore, adversely affect the value of the notes or the payment you will receive at maturity (depending also on the performance of the other underlying commodity shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each note they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices this offering of notes, it will determine the economic terms of the notes, including the contingent upside payment, such that for each note the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the prospectus supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

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